BOSE McKINNEY & EVANS
                135 North Pennsylvania Street, Suite 2700
                      Indianapolis, Indiana  46204








        December 6, 1995

        First Indiana Corporation
        135 North Pennsylvania Street, Suite 2800
        Indianapolis, Indiana  46204

        Dear Sirs:

        We are acting as counsel to First Indiana Corporation, an Indiana corporation (the "Company"), in connection with the issuance and sale by the Company of shares of the Company's Common Stock, par value $.01 per share (the "Common Shares"), pursuant to employee benefit plans. These Common Shares are the subject of a Registration Statement (the "Registration Statement") filed by the Company on Form S-8 under the Securities Act of 1933, as amended.

        We have examined photostatic copies of the Company's Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, certain resolutions adopted by the Company's Board of Directors and shareholders, and such other documents and instruments as we have deemed necessary to enable us to render the opinion set forth below. We have assumed the conformity to the originals of all documents submitted to us as photostatic copies, the authenticity of the originals of such documents, and the genuineness of all signatures appearing thereon.

        Based upon and subject to the foregoing, it is our opinion that the Common Shares have been duly authorized by all necessary corporate action of the Company and when
        (i) the applicable provisions of the Securities Act of 1933 and such state "blue sky" or securities laws as may be applicable have been complied with and (ii) the Common Shares have been issued, delivered, and paid for pursuant to the employee benefit plans specified in the Registration Statement, the Common Shares will be legally issued, fully paid, and nonassessable.

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        First Indiana Corporation
        December 6, 1995
        Page 2


        We do not hold ourselves out as being conversant with the laws of any jurisdiction other than those of the United States and the State of Indiana and, therefore, this opinion is limited to the laws of those jurisdictions.

        We consent to the filing of this opinion as an exhibit to the Registration Statement filed under the Securities Act of 1933 relating to the Common Shares.

        Very truly yours,

        BOSE McKINNEY & EVANS